UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 14, 2022, United States Steel Corporation (the “Corporation”) announced the appointment of Ms. Jessica T. Graziano, age 49, as Senior Vice President & Chief Financial Officer of the Corporation, effective August 8, 2022 (the “Effective Date”). Prior to joining the Corporation, Ms. Graziano served in levels of increasing responsibility at United Rentals, Inc., including Executive Vice President and Chief Financial Officer from 2018-2022, Senior Vice President – Controller and Principal Accounting Officer from 2017-2018, and Vice President – Controller and Principal Accounting Officer from 2014-2017.

The Corporation has not entered into any transactions with Ms. Graziano identified in Item 404(a) of Regulation S-K, other than those related to compensation as an employee of the Corporation, and Ms. Graziano has no familial relationships with executives or directors of the Corporation.

As Senior Vice President & Chief Financial Officer, Ms. Graziano will receive the following compensation package:

•	Base salary of $700,000;
•	Annual target award under the Corporation’s annual incentive compensation plan of 100% of base salary;
•	Target annual grant under the Corporation’s long-term incentive program (“LTIP”) of $2,400,000, with a prorated 2022 LTIP grant of $1,000,000;
•	New hire award of $1,000,000 payable in cash, with $500,000 payable within 30 days of hire date and $500,000 payable within 30 days of the one-year anniversary of employment;
•	New hire award of $3,000,000 payable in cash in March 2023 in recognition of Ms. Graziano’s forfeiture of near-term cash and equity incentives from her prior employer;
•	New hire award of $1,000,000 in restricted stock units, 100% of which will vest three years from the date of the grant; and
•	One-time award of $2,000,000 comprised of performance-based restricted stock units, which will vest on December 31, 2025 if certain strategic performance metrics are achieved over a four-year performance period. The terms of this award are consistent with the “SVP Awards” described in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2021.

Ms. Graziano was also designated as a participant in the Corporation’s Executive Severance Plan and a Tier II participant under the Corporation’s Change in Control Severance Plan, and will also receive compensation pursuant to certain plans provided by the Corporation, including health and benefit plans and retirement plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation’s Proxy Statement filed on Schedule 14A with the Commission on March 11, 2022. These plans are also listed as exhibits to the Annual Report on Form 10-K filed with the Commission on February 11, 2022. In addition, in the event that a new Chief Executive Officer is appointed, and Ms. Graziano submits notice of her intent to resign within twelve months of such appointment, she will be eligible for severance benefits in an amount equivalent to those under the Corporation’s Executive Severance Plan, provided that her notice is submitted six months in advance of the intended resignation date.

Ms. Graziano was also provided with certain benefits that are typically provided to newly hired executives, including reimbursement of reasonable relocation expenses and related tax preparatory services.

The summary of Ms. Graziano’s compensation package included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Offer Letter, a form of which will be attached as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022, and is incorporated herein by reference.

As previously disclosed in the Corporation’s Current Report on Form 8-K filed with the Commission on February 15, 2022, Ms. Christine S. Breves will remain employed with the Corporation through the end of the year and will transition to the role of Executive Vice President – Business Transformation as of the Effective Date in order to assist with the transition of her finance duties to Ms. Graziano, continue performing her other operational responsibilities, and assist with specified strategic goals as the Corporation continues to execute its Best for All® strategy.

Item 8.01 Other Events

On June 14, 2022, the Corporation issued a press release announcing the appointment of Ms. Graziano as Senior Vice President & Chief Financial Officer. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 14, 2022, titled “United States Steel Corporation Names Jessica Graziano as Senior Vice President and Chief Financial Officer.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Duane D. Holloway
	Name:	Duane D. Holloway
	Title:	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Dated: June 14, 2022